POWER OF ATTORNEY
                          For Registration Statement of
                        Consolidated Natural Gas Company


         KNOW ALL MEN BY THESE PRESENTS, That each of the undersigned Directors and officers of CONSOLIDATED NATURAL GAS COMPANY, a Delaware corporation (the "Company"), which proposes to file with the Securities and Exchange Commission, Washington, DC, ("SEC") under the provisions of the Securities Act of 1933, as amended (the "Act"), a universal shelf registration statement or statements ("Registration Statement") for the registration under said Act of securities, which may consist of common stock, par value $2.75 per share, preferred stock, par value $100 per share, or debt securities, up to an aggregate amount equal to $1,000,000,000 less the amount of securities remaining for issuance under the Company's current shelf registration (Registration Statement No. 33-52585) at the time the Registration Statement is filed, hereby constitutes and appoints George A. Davidson, Jr. and D.M. Westfall, his or her true and lawful attorneys-in-fact and agents, and each of them with full power to act without the other his or her true and lawful attorney-in-fact and agent, for him or her and in his or her name, place and stead, in any and all capacities to sign the Registration Statement and any and all amendments thereto, and to file the same with all exhibits thereto and any and all other documents in connection therewith, with the SEC, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requested and necessary to be done in and about the premises as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned have hereunto set their hands and seals this 10th day of December, 1996.


/s/ William S. Barrack, Jr.            /s/ Margaret A. McKenna
---------------------------------      -------------------------------------
William S. Barrack, Jr.,               Margaret A. McKenna, Director
Director

/s/ J.W. Connolly                      /s/ Steven A. Minter
---------------------------------      -------------------------------------
J.W. Connolly, Director                Steven A. Minter, Director

/s/ George A. Davidson, Jr.            /s/ Walter R. Peirson
---------------------------------      -------------------------------------
George A. Davidson, Jr.,               Walter R. Peirson, Director
Chairman of the Board, Chief
Executive Officer and Director

/s/ Ray J. Groves                      /s/ Richard P. Simmons
---------------------------------      -------------------------------------
Ray J. Groves, Director                Richard P. Simmons, Director

/s/ Paul E. Lego                       /s/ D.M. Westfall
---------------------------------      -------------------------------------
Paul E. Lego, Director                 D.M. Westfall, Senior Vice President
                                       and Chief Financial Officer

/s/ S.R. McGreevy                      /s/ Lois Wyse
---------------------------------      -------------------------------------
S.R. McGreevy, Vice President,         Lois Wyse, Director
Accounting and Financial Control